SUBSCRIPTION FORM

To: Relevant Links, Inc.

     The undersigned hereby acknowledges receipt of the Prospectus, dated _________, 2000 of Relevant Links, Inc. and subscribes for the following number of shares of the company upon the terms and conditions set forth therein:

Number of Shares: _______	All subscriptions are subject to acceptance by the company,
Price per Share: $ _______	to availability, and to certain other conditions, and any
Payment Enclosed: $ _______	subscription may be declined in whole or in part by return
of the subscription monies without interest.
Make checks payable to:
Relevant Links, Inc.	Accepted by Relevant Links, Inc.:

Date: ___________, 2001	____________________________________
Authorized Officer

_________________________________
Signature(s) of Subscriber(s)	for ________________ shares.

_________________________________

_________________________________
Social Security or Tax I. D.

The certificates for such stock are to be	Check one if more than one owner:
issued as follows:
[ ] Joint Tenants WRS
__________________________________
Name(s)	[ ] Tenants in Common

__________________________________	[ ] Custodian under UGMA

[ ] Other: ______________________
__________________________________
Address(s)	____________________________

__________________________________